Exhibit 99.1

GLOBAL TECHNOLOGY AND MANAGEMENT RESOURCES, INC.

AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2022

Global Technology and Management Resources, Inc.

Independent Auditor's Report

Stockholders

Global Technology and Management Resources, Inc.

Hollywood, Maryland

Opinion

We have audited the accompanying financial statements of Global Technology and Management Resources, Inc., which comprise the Balance Sheet as of December 31, 2022, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Technology and Management Resources, Inc. as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report.  We are required to be independent of Global Technology and Management Resources, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our  audit opinion.

Adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842)

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for leases in these financial statements due to the adoption of ASU 2016-02,Leases (Topic 842), as amended, using the modified retrospective adoption method.  Our opinion is not modified with respect to this matter.

Independent Auditor's Report (continued)

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Global Technology and Management Resources, Inc.'s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion.  Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists.  The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In	performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks.  Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Global Technology and Management Resources, Inc.'s internal control. Accordingly, no such opinion is expressed.

Independent Auditor's Report (continued)

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Global Technology and Management Resources, Inc.'s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Rockville, Maryland
June 1, 2023

December 31, 2022
Assets

Current assets
Cash and cash equivalents	$1,201,392
Accounts receivable	1,268,573
Prepaid expenses and other current assets	131,931
Income tax receivable	107,089

Total current assets	2,708,985

Property and equipment, net	251,322

Other assets
Right-of-use asset - operating	692,724
Deposits	18,119
Right-of-use asset - financing lease	17,456

Total assets	$3,688,606

Global Technology and Management Resources, Inc.

Balance Sheet

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$113,200
Accrued salaries and related liabilities	674,638
Lease liability - operating, current portion	270,669
Lease liability - finance, current portion	6,826

Total current liabilities	1,065,333

Long-term liabilities
Lease liability - operating, net of current portion	396,389
Deferred income tax liability	216,421
Lease liability - finance, net of current portion	12,549

Total long term liabilities	625,359

Total liabilities	1,690,692

Commitments and contingencies

Stockholders' equity
Class A common stock, no par value, 10,000 shares authorized, issued and outstanding at December 31, 2022.	-
Class B common stock, no par value, 990,000 shares authorized, no shares issued and outstanding at December 31, 2022	-
Additional paid-in capital	28,192
Retained earnings	1,969,722

Total stockholders' equity	1,997,914

Total liabilities and stockholders' equity	$3,688,606

The accompanying Notes to the Financial Statements are an integral part of these financial statements.

Global Technology and Management Resources, Inc.

Statement of Operations

For the Year Ended December 31, 2022

Contract Revenue	$10,822,958

Direct costs
Direct labor	5,730,254
Direct materials	429,309
Subcontractors and consultants	124,968
Other direct costs	215,919

Total direct costs	6,500,450

Gross margin on revenue	4,322,508

Operating expenses
Indirect costs	2,595,885
Overhead	912,081
General and administrative expenses	907,128

Total operating expenses	4,415,094

Loss from operations	(92,586)

Other income
Interest income	13,698

Income before benefit for income taxes	(78,888)

Benefit for income taxes	(40,642)

Net loss	$(38,246)

The accompanying Notes to the Financial Statements are an integral part of these financial statements

Global Technology and Management Resources, Inc.

Statement of Stockholders’ Equity

	Class A Common Stock	Class B Common Stock	Paid-in Capital	Retained Earnings	Total

Balance, January 1, 2022	$-	$-	$28,192	$2,307,968	$2,336,160

Dividend	-	-	-	(300,000)	(300,000)

Net loss	-	-	-	(38,246)	(38,246)

Balance, December 31, 2022	$-	$-	$28,192	$1,969,722	$1,997,914

The accompanying Notes to the Financial Statements are an integral part of these financial statements.

Global Technology and Management Resources, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2022

Cash flows from operating activities
Net loss	$(38,246)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	110,629
Loss on sale of fixed assets	194
Deferred income taxes	(89,002)
(Increase) decrease in
Accounts receivable	434,144
Prepaid expenses and other current assets	(6,140)
Income tax receivable	(47,802)
Deposit	465
Right-of-use asset - operating	241,317
Increase (decrease) in
Accounts payable and accrued expenses	52,133
Accrued salaries and related liabilities	(110,327)
Lease liability - operating	(266,983)

Net cash provided by operating activities	280,382

Cash flows from investing activities
Purchases of property and equipment	(76,614)

Cash flows from financing activities
Dividends	(300,000)
Payments on financing lease	(5,747)

Net cash used by financing activities	(305,747)

Net change in cash and cash equivalents	(101,979)

Cash and cash equivalents at beginning of year	1,303,371

Cash and cash equivalents at end of year	$1,201,392

The accompanying Notes to the Financial Statements are an integral part of these financial statements.

Global Technology and Management Resources, Inc.

Statement of Cash Flows (continued)

For the Year Ended December 31, 2022

Non-cash investing and financing activities:
Recognition of operating lease right-of-use asset	$493,207

Recognition of operating lease liability	$493,207

Recognition of finance lease right-of-use asset	$10,039

Recognition of finance lease liability	$10,039

The accompanying Notes to the Financial Statements are an integral part of these financial statements.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

1. Organization and significant accounting policies Organization:

Organization: Global Technology and Management Resources, Inc. (the “Company”) is headquartered in Hollywood, Maryland and was incorporated under the laws of the State of Maryland on June 11, 2004. The Company specializes in providing a range of communication and electric systems and services in the aerospace systems and national security industries to government agencies and commercial customers. The Company operates predominately in the Washington, D.C. metropolitan area.

Basis of accounting:  The financial statements of the Company have been prepared using the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“ U.S. GAAP”).

Use of accounting estimates:  The preparation of financial statements in conformity with U.S GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes that the estimates they use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results in future periods could differ from those estimates.

New accounting pronouncement adopted: In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (codified as Accounting Standards Codification Topic ASC 842), which supersedes the existing lease accounting standard, ASC 840, and sets out principles for the recognition, measurement, presentation, and disclosure of leases. Under the new guidance, a lessee will be required to recognize lease assets and lease liabilities for all leases with lease terms at lease commencement in excess of twelve months. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. ASU 2016-02 was originally effective for the Company on January 1, 2021. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), Effective Dates for Certain Entities, which delayed the effective date of ASU 2016-02 for non-public companies to annual reporting periods beginning after December 15, 2021.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

The Company adopted this new standard as of January 1, 2022 and has elected to apply the modified retrospective adoption method whereby the Company will apply the guidance to leases in place as of the adoption date (“effective date” method). Accordingly, the prior period was not restated, and all prior period amounts disclosed are presented under ASC 840. A cumulative-effect adjustment, if any, to retained earnings as of the beginning of the adoption year will be recorded. As a result of the adoption of the new standard and its related amendments, on January 1, 2022, the Company recognized approximately $440,834 of right-of-use (“ROU”) operating assets and $440,834 of operating lease liabilities. The adoption did not have a material impact on retained earnings, the statements of operations, or the statements of cash flows. The Company will also be required to disclose how it has applied the modified retrospective method, including any practical expedients elected, and will need to enhance and expand its footnote disclosures to adhere to the new disclosure requirements under ASC 842.

Practical expedients upon transition that were applied were: 1) An entity need not reassess whether any expired or existing contracts are or contain leases. 2) An entity need not reassess the lease classification for any expired or existing leases (i.e. those classified as operating or capital leases in accordance with ASC 840 will be classified as operating and finance leases, respectively). 3) An entity need not reassess initial direct costs for any existing leases.

Cash and cash equivalents:  For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents.

Concentration of credit risks arising from cash deposits in excess of insured limits: The Company maintains cash balances at one commercial bank, the balance can exceed the Federal Deposit Insurance Corporation ("FDIC") insured deposit limit of $250,000 per financial institution. At December 31, 2022, the Company's cash balance held at the commercial bank exceeded the FDIC limit by approximately $952,000. The Company has not experienced any losses through the date when the financial statements were available to be issued.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

Accounts receivable:  Accounts receivable are recorded at the invoiced amount, are granted on an unsecured basis, and are typically considered past due if the invoice has been outstanding beyond sixty days of the customer's receipt of invoice. The Company does not typically charge interest on accounts receivable.

The face amount of accounts receivable is reduced by an allowance for doubtful accounts.  The allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts.  All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts.  At December 31, 2022, management deemed all accounts receivable to be collectible.

Property and equipment:  Property and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years.

Revenue recognition: The Company's revenues from contracts with customers are for engineering services, logistics support, operational tests and evaluations, and training and curriculum development. Most contracts are contract support services contracts. Under these contracts, the Company bills the customer on either a cost-plus-fixed-fee ("CPFF"), and fixed-price-level-of-effort ("FFP-LOE") or time-and-materials ("T&M") basis, as labor hours are expended. Revenue from these contracts is recorded over time.

The Company determines revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer (Step 1)
•	Identification of the performance obligations in the contract (Step 2)
•	Determination of the transaction price (Step 3)
•	Allocation of the transaction price to the performance obligations in the contract (Step 4)
•	Recognition of revenue when, or as, we satisfy a performance obligation (Step 5)

Global Technology and Management Resources, Inc.

Notes to Financial Statements

To determine the proper revenue recognition, the Company first evaluates whether it has a duly approved and enforceable contract with a customer, in which the rights of the parties and payment terms are identified, and collectability is probable. The Company also evaluates whether two or more contracts should be combined and accounted for as a single contract. In addition, the Company assesses contract modifications to determine whether the changes to existing contracts should be accounted for as part of the original contract or as a separate contract. The Company considers contract modifications to exist when the modification either creates new or changes the existing enforceable rights and obligations. Contract modifications are accounted for as a separate contract if the modification adds distinct goods or services and increases the contract value by its standalone selling price. Modifications that are not determined to be a separate contract are accounted for either as a prospective adjustment to the original contract if the goods or services in the modification are distinct from those transferred before the modification or as a cumulative adjustment if the goods and services are not distinct and are part of a single performance obligation that is partially satisfied.

Most of the Company's contracts comprise multiple promises which the Company evaluates to determine if each promise should be accounted for as separate performance obligations or combined into a single performance obligation. The Company generally separates multiple promises in a contract as separate performance obligations if those promises are distinct, both individually and in the context of the contract. If multiple promises in a contract are highly interrelated or comprise a series of distinct services performed over time, they are combined and accounted for as a single performance obligation. For a majority of the Company's contracts, there is a single performance obligation since there generally is a single, critical objective at the contract award level which is ultimately met with the successful completion of highly interrelated, interdependent or integral tasks, performed in conjunction with one another. While services provided may generally provide some benefit alone, they have no separable, distinct benefit within the context of the contract, related to the overall objective of the contract from the vantage point of the customer.

The Company's contracts often contain certain options for entering into another phase, task, or similar, under the same terms and conditions as the original contract. Once the option is exercised and the contract is amended, the options typically do not provide the customer any material rights under the contract and therefore are treated like separate contracts when they include distinct goods or services at standalone selling prices.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

Contracts with the U.S. Federal government are subject to the Federal Acquisition Regulations ("FAR") and priced based on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for non-U.S. government agencies and commercial customers is based on specific negotiations with each customer. The Company excludes any taxes collected or imposed when determining the transaction price.

The transaction prices associated with the Company's T&M, FFP-LOE and CPFF contracts are variable. These variable amounts are estimated at the most likely amount that the Company expects to be entitled to based largely on an assessment of the Company’s anticipated performance and all information (historical, current, and forecasted) that is reasonably available and the potential of significant reversal of revenue. In certain instances, the Company's contracts may contain fees, incentive fees, or other provisions or adjustments, such as incremental funding, an equitable adjustment, other modifications, or funding requested for added services, that can either increase or decrease the transaction price. None of the Company's contracts contain a significant financing component, which would require an adjustment to the transaction price of the contract.

The Company allocates the transaction price of a contract to its performance obligations in the proportion of their respective standalone selling prices or best estimate thereof. The standalone selling prices of the Company's performance obligations are generally based on an expected cost-plus margin approach with relatively consistent margins applied within each major customer group.

The Company recognizes revenue on all of the performance obligations within each contract over time as there is continuous transfer of control to the customer over the duration of the contract as the Company performs the promised services. For U.S. Federal government contracts, continuous transfer of control to the customer is evidenced by clauses in the contract that allow the customer to unilaterally terminate the contract for convenience, pay for costs incurred plus a reasonable profit and take control of any work-in-process. Similarly, for non-U.S. government contracts, the customer typically controls the work-in-process as evidenced by rights to payment for work performed to date plus a reasonable profit to deliver products or services that do not have an alternate use to the Company.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

For the performance obligation(s) where revenue is recognized over time, the Company generally uses a method that measures the extent of progress towards completion of a performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services provided. In most instances, generally for CPFF, FFP-LOE, and T&M contracts, revenue is recognized based on a right to invoice practical expedient as the Company is able to invoice the customer in an amount that corresponds directly with the value received by a customer for the Company’s performance completed to date.

Changes in estimates related to contracts accounted for using the cost-to-cost method of accounting are recognized in the period in which such changes are made on a cumulative catch-up basis, which recognizes in the current period the cumulative effect of the changes on current and prior periods based on  a performance obligations’ percentage of completion. A significant change in one or more estimates could affect the profitability of one or more of the Company's performance obligations. When estimates of total costs to be incurred on a performance obligation exceed total estimates of revenue to be earned, a provision for the entire loss on the performance obligation is recognized in the period the loss is determined.

Contract costs include all direct material and labor costs, and other costs related to contract performance, such as subcontract costs and travel expenses.

Leases:  The  Company enters into contractual arrangements primarily for the use of real estate facilities and copiers. The determination of whether an arrangement is a lease is made at the lease's inception. These arrangements are or contain a lease when the Company controls the identified underlying asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits or outputs from the use of the asset and the right to direct the use of the asset. Where contracts include both lease and non-lease components, the Company does not separate the lease and non-lease components; therefore, accounts for the components as a single lease. The majority of the Company's leases are operating leases. The Company's copier leases are classified as finance leases.

Operating leases are included in operating lease ROU assets, and in operating lease liabilities which is classified further within current and long-term liabilities. Operating lease expense is recognized on a straight-line basis over the lease term and is recorded primarily within indirect expenses on the accompanying statement of operations. Finance leases are recognized at the lease commencement date based on the present value of the lease payments over the lease terms. The lease liabilities resulting from finance leases are included in finance lease obligations on the accompanying Balance Sheet at December 31, 2022.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

The Company recognizes operating lease ROU assets and liabilities at the lease commencement date based on the present value of the lease payments over the lease term. Operating lease ROU assets also include any lease payments made at the commencement date and excludes any lease incentives. Operating lease ROU assets and liabilities are recorded using the following assumptions and/or criteria:

•	In identifying the future minimum lease payments, the Company does not include variable lease costs. These are recorded as lease expenses in the period in which they are incurred.

•	In identifying future lease payments, the Company does not include payments made under short-term leases, identified as those with an expected term of twelve months or less.

•

Lease options to extend or terminate the lease are included in the determination of the lease ROU asset and liability only where it is reasonably certain that the Company will utilize those periods of the lease and incur the related costs.

•

In calculating the fair value of the lease liability, the Company uses the incremental borrowing rate if the implicit rate cannot be readily determined. The weighted average incremental borrowing rate utilized as of December 31, 2022 was 10%.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

Income taxes: The Company files its income tax returns on the cash basis, whereby revenue is recognized when received and expenses are recognized when paid. Current income tax expense is the amount of income taxes expected to be payable for the current year. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

The Company evaluates uncertainty in income tax positions taken or expected to be taken on a tax return based on a more-likely-than-not recognition standard.  If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement and is recognized in the Company’s financial statements.  To the extent that the Company’s estimates change or the final tax outcome of these matters is different than the amounts that have been recorded, such differences will impact the income tax provision when such determinations are made.  If applicable, the Company records interest and penalties as a component of income tax expense.  As of December 31, 2022 there were no accruals for uncertain tax positions.  Tax years from December 31, 2019 through the current year remain open for examination by federal and state tax authorities.

Subsequent events:  Management has evaluated subsequent events for disclosure in these financial statements through June 1, 2023, which is the date the financial statements were available to be issued.

2. Accounts receivable	Accounts receivable at December 31, 2022, consist of amounts due under contracts in progress with Federal government agencies and commercial entities. The components of accounts receivable are:

Billed receivables	$521,045
Unbilled receivables	747,528

Total

$

1,268,573

During the year ended December 31, 2022, two customers generated approximately 92% of total revenue representing approximately 88% of total receivables at December 31, 2022.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

3. Property and equipment	Property and equipment consist of the following at December 31:

Leasehold improvements	$316,357
Computer equipment	227,190
Automobiles	76,234
Furniture and fixtures	60,757
Software	26,603

Total

707,141

Less: Accumulated depreciation	(455,819)
Net	$251,322

Depreciation expense for the year ended December 31, 2022 was $110,629.

4. Revenue from Contracts with Customers

Disaggregation of revenues: The Company disaggregates revenues by contract-type as these categories best represent how the nature, timing and uncertainty of the Company’s revenue and cash flows are affected by the U.S. Government procurement environment and economic factors.

Disaggregated revenues for the year ended December 31, were:

Revenue by Customer and Contract Type	2022
U.S. Government
Cost-Plus-Fixed-Fee	$6,155,425
Fixed-Price-Level-of-Effort	62,904
Time-and-Materials	4,604,629
Total Revenues	$10,822,958

Under FP-LOE contracts, the Company recognizes revenues on a straight-line basis which coincides with the period of performance consistent with level of effort of services being provided by the Company. Under CPFF contracts, the Company is reimbursed for their allowable cost plus an applicable margin as stated within the contract. Under T&M contracts, the Company is paid based on the hours incurred at the agreed upon rates as stated within the contract. Generally, CPFF contracts are lower risk and have lower profits. T&M contracts are also low risk but profits may vary depending on actual labor costs compared to negotiated contract billing rates.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

Contract assets and liabilities: Contract assets include unbilled contract receivables, which is the amount of revenue recognized that exceeds the amount billed to the customer, and right to payment is not just subject to the passage of time. At December 31, 2022 and January 1, 2022, contract assets consisted of unbilled contract receivables of $747,528 and $1,081,792, respectively. At December 31, 2022 and January 1, 2022, billed receivables were $521,045 and $620,925, respectively. Contract liabilities (deferred revenue) consist of advance payments and billings in excess of revenue recognized. At December 31, 2022 and January 1, 2022, the Company did not have contract liabilities.

5. Operating leases	The majority of the Company leases are operating leases primarily for the use of office space. Lease balances are as follows at December 31, 2022:

Operating lease right-of-use assets	$692,724

Operating lease liabilities, current	$270,669
Operating lease liabilities, noncurrent	396,389

Total operating lease liabilities	$667,058

Operating lease cost	$272,995

Global Technology and Management Resources, Inc.

Notes to Financial Statements

The following is a schedule by years of future maturities of operating lease liabilities as of December 31, 2022:

Year Ending
December 31	Total

2023	$326,010
2024	122,609
2025	126,241
2026	130,025
2027	99,685
Total undiscounted lease payments	$804,570
Less: imputed interest	(137,512)
Total	$667,058

The weighted-average remaining lease terms as of December 31, 2022 were 3.65 years and the weighted-average discount rate used was 10%.

Cash paid for operating leases was $300,044 during the year ended December 31, 2022.

6. Finance leases

The Company leases copiers as lessee under agreements that are classified as finance leases.  The following is a schedule by year of future minimum lease payments under the finance leases together with the net present value of the minimum lease payments as of December 31, 2022:

Year Ending
December 31	Amount

2023	$7,223
2024	7,223
2025	3,466
2026	2,214
2027	332
Subtotal	$20,458
Amount representing interest	(1,083)
Net present value of future minimum lease payments	$19,375

Global Technology and Management Resources, Inc.

Notes to Financial Statements

The amount necessary to reduce the minimum lease payments to their net present value is calculated at the interest rates implicit in the leases. The Company has two finance leases which have implicit rates of 1.15% and 4.05%.  The net present value of the minimum lease payments and other balances related to the capital leases are included in the accompanying financial statements as follows at December 31:

Capital lease obligations
Current portion	$6,826
Long-term portion	12,549

Total capital lease obligations	$19,375

Leased copier under finance leases
Original asset value	$31,330
Less: Accumulated amortization	(13,874)

Net book value at end of year	$17,456

Amortization expense	$4,990

7. Retirement plan

The Company sponsors a tax deferred retirement plan under the Internal Revenue Code to provide retirement benefits for all eligible employees. Participating employees may voluntarily contribute up to limits provided by Internal Revenue Service regulations. Retirement plan expense for the year ended December 31, 2022 was $257,382.

Global Technology and Management Resources, Inc.

Notes to Financial Statements

8. Income taxes	For the year ended December 31, 2022, the components of the benefit for income taxes consisted of:

Current
Federal income tax expense	$33,368
State income tax expense	14,992

Total	48,360

Deferred
Federal income tax	(33,113)
State income tax	(55,889)

Total	(89,002)

Benefit for income taxes	$(40,642)

The differences between the amounts of income tax expense that would result from applying domestic    statutory income tax rates to the pretax income and what is reported is related to certain federal   nondeductible expenses, changes in prior period estimates, and state income taxes. The provision for  income taxes for the year ended December 31, 2022 reflected in the accompanying Statement of Operations varies from the amount which would have been computed using statutory rates as follows:

Federal taxes at statutory rate	$(16,566)
State taxes at statutory rate, net of federal tax benefit	(3,459)
Change in tax rate	(37,438)
Permanent differences and other	16,821

Benefit for income taxes	$(40,642)

Global Technology and Management Resources, Inc.

Notes to Financial Statements

The deferred income tax liability represents an estimate of the income tax that will be due in future periods from the cumulative temporary differences recognized for financial reporting purposes from that recognized for income tax reporting purposes. At December 31, 2022, the components of these temporary differences and the net deferred tax liability were as follows:

Accounts receivable	$306,287
Prepaid expenses	21,404
Accumulated depreciation	58,975
Right-of-use asset - operating	171,467
Accounts payable	(18,543)
Accrued salaries and related expenses	(162,113)
Lease liability - operating	(161,056)

Net long-term deferred income tax liability	$216,421

9. Subsequent events	The Company was acquired by Castellum, Inc. on March 22, 2023.